Exhibit 10.8


                                  LICENSE AGREEMENT


          THIS LICENSE AGREEMENT ("Agreement") is made as of the 25th day of August 1994, by and between EDENLAND INC., a corporation duly organized and existing under the laws of Delaware (hereinafter "Edenland") (Edenland is sometimes referred to herein as the "Licensor"), PATRICK T. PRENDERGAST, Baybush, Straffan, Ireland (hereinafter "Owner"), HOLMEDCO PHARMACEUTICALS CORPORATION, 3807 NW 127th Circle, Vancouver WA 98686, U.S.A., a corporation duly organized and existing under the laws of Delaware ("Holmedco" and/or "Licensee") and, only for purposes of Section 3.11, RICHARD B. HOLLIS ("Hollis") (each a "Party" and collectively the "Parties"). Capitalized terms shall have the meanings given them in
     Section 1 of this Agreement.

                                   R E C I T A L S
                                   - - - - - - - -

          A. Owner has developed a non-HIV based Anti-Serum which is capable of binding the HIV virus and removing it from the bloodstream.

          B. Owner has assigned via Licensor's Affiliate companies, to Licensor all of his rights to the Patent Rights, Know-How and Background Information from which the Anti-Serum is based to facilitate Licensor's undertakings and representations as per the terms of this Agreement.

          C. Holmedco desires to acquire an exclusive worldwide license from Licensor to allow Holmedco to use the Patent Rights, Know-How and Background Information and to practice the Licensed Processes on the terms and conditions set forth below.

          D. Owner, Licensor and Licensee are also parties to the Development Agreement pursuant to which (i) Licensor will further develop the Anti-Serum to a stage of development that demonstrates the toxicity and safety profile and also indicates potential efficacy in Phase II (FDA) patient studies, and (ii) Licensor has granted Holmedco the right of first option on New Products conceived or developed by Licensor, which are funded according to the conditions of the said Development Agreement, to make such New Products and the Patent Rights, Know-How and Background Technology relating to such New Products subject to this Agreement.

          NOW, THEREFORE, the Parties hereby agree as follows:

     1.   DEFINITIONS
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          1.1  "ABSTRACT" shall mean that certain official abstract prepared for the 9th Mediterranean Congress of Chemotherapy entitled "Clinical Trial for the Safety and Effectiveness of HIV Reactive, Immunoaffinity Purified Anti-Human Alpha Fetoprotein in Patients with HIV Infections," as attached in Appendix B to the Development Agreement.

          1.2 "AFFILIATE" means (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital stock by a Party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a Party to this Agreement, but in each case only for so long as such ownership or control shall continue.

          1.3 "ANTI-SERUM" means the anti-serum derived from the Existing Patent Rights, Know-How and Background Technology which is referenced in the Abstract and any other product for human and/or animal therapeutic or prophylactic use, now or hereafter developed by Licensor, which is derived (or capable of being derived) from or incorporates any of the Existing Patent Rights, Know-How or Background Technology upon which the anti-serum is based.

          1.4 "BACKGROUND TECHNOLOGY" shall mean all Elements of Technology (as defined below) that are necessary or useful to commercialize and exploit the Products and that Edenland or Owner (or any of their respective Affiliates) has an ownership interest in or has the right to acquire an ownership interest, controls in or may conceive, develop or acquire an ownership interest in (under licenses from others or otherwise) at any time prior to or during the term of this Agreement.

          1.5 "COMBINATION PRODUCT" shall mean any product that is formulated in part of any Product (or any part thereof) and in part of any Combination Substances.

          1.6 "COMBINATION PRODUCT NET SALES" shall have the meaning given that term in the definition for "Product Revenues."

          1.7 "COMBINATION SUBSTANCES" shall mean the product or substance, other than a Product, that is sold in combination with a Product.

          1.8  "DAMAGES" shall have the meaning given to it in Section 10.1.

          1.9 "DEVELOPMENT AGREEMENT" shall mean the Research, Development and Option Agreement between the parties of even date herewith.

          1.10 "ELEMENTS OF TECHNOLOGY" shall mean all technical information, whether tangible or intangible, that relates to any Product or is from which the Product is based, including any and all data, preclinical and clinical results, techniques, discoveries, inventions, ideas, processes, know-how, patents (including any extension, reissue or renewal patents), patent applications, inventor's certificates, trade secrets and other proprietary information, licenses and sublicenses and samples of any physical, biological or chemical material.


          1.11 "EXISTING PATENT RIGHTS" shall mean the United States and foreign patents and/or patent applications listed in Exhibit A.

          1.12 "FDA" means the United States Food and Drug Administration, or any state governmental agency in the United States that may also have jurisdiction over the drug approval process in conjunction with the United States Food and Drug Administration or any governmental agency performing similar functions in any country within the Territory; provided, if the governmental agency is outside the United States, it shall only be considered an "FDA" for purposes of this definition if the approval by such agency will allow Licensee to exploit and commercialize a sizeable and profitable market segment.

          1.13 "FIELD OF ACTIVITY" shall mean the use (including any use in connection with research, development, demonstration, testing or experimentation) of the Products for, or the manufacture, sale or other disposition of the Products for, human or animal therapeutic or prophylactic use within the Territory, including without limitation, any use for arrest and therapy of, or for vaccination against, retroviruses and bacterial infections.

          1.14 "FORCE MAJEURE EVENT" shall have the meaning given it in Section 12.

          1.15 "FUTURE PATENT RIGHTS" shall mean any U.S. or foreign patent rights arising from the Know-How, Background Technology, Intellectual Property or the Improvements.

          1.16 "IMPROVEMENTS" shall mean any findings, discoveries, inventions, additions, modifications, formulations or changes made by licensees during the term of this Agreement which directly relate to the Products or Licensed Processes including, without limitation, new or improved methods of administration, improved side effect profile, new medical indications and improvements in the manufacturing process.

          1.17 "INFRINGEMENT PROCEEDS" shall have the meaning given that term in
     Section 7.4.

          1.18 "INTELLECTUAL PROPERTY" means any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how,, secret or other intellectual property whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) that relates to any Product being developed by Licensor under the Development Agreement, BUT EXCLUDING
                                                                  --- ---------
     any (i) trademarks or (ii) the manuscript currently being completed on the life of the Owner or any film, documentary or copyright relating to such manuscript or any future additions of a similar manuscript.

          1.19 "KNOW-HOW" shall mean any and all technical information presently available or generated during the term of this Agreement which directly relates to the Products, Licensed Processes or Improvements and shall include, without limitation, (i) the medical, clinical, chemical, pharmaceutical, pharmacological, topological, toxicological or other scientific data or information relating to any Product (including without limitation, pre-clinical and clinical data, notes, reports, models and samples) and (ii) the manufacturing, production, and purification procedures and processes, as well as analytical methodology, used in testing, assaying, analysis, production, and packaging of any Product.

          1.20 "LICENSED PROCESSES" shall mean the processes which are used in any country in the Territory, and which;

                         (a) is covered in whole or in part by any of the Patent Rights or Know-How;

                         (b)  is derived from the Patent Rights or Know-How; or

                         (c) is covered in whole or in part by the Background Technology.

          1.21 "NET SALES" with respect to sales for any period and with respect to any item, shall mean the actual proceeds received by Holmedco, its Affiliates and/or sublicensees, from third parties, whose dealings shall be at arms length, for Products and Combination Products sold under this Agreement, net of trade, quantity and cash discounts, if any, actually allowed or paid with respect to Products or Combination Products; and less each and all of the following allowed or paid by Holmedco, its Affiliates and sublicensees; trade credits, rebates and allowances actually granted on account of price adjustments, rebate programs, billing errors or the rejection or return of goods; commissions actually allowed or paid to independent brokers or agents; export packaging, outbound freight or transportation charges; and all taxes (except income taxes), tariffs, duties and other similar governmental charges paid by Holmedco or its Affiliates or sublicensees, all determined in accordance with the generally accepted accounting principles applicable in the United States, consistently applied. In calculating Net Sales, any given unit of a Product or Combination Product shall be taken into account only once.

          1.22 "NEW PRODUCT" means any new pharmaceutical or medical product or process conceived or developed by Licensor, Owner or any of their Affiliates, or any person acting under the direction of Licensor, Owner or any of their Affiliates, whether conceived or developed prior to or during the term of the Development Agreement. Owner has already entered into an Exclusive License Agreement concerning his patent rights and know-how for the use, development and exploitation of DHEA, its improvements and combination in the treatment of humans and animals and all Parties to this Agreement are fully aware of this previous license. Funder hereby acknowledges that the rights so granted are not and shall not become, under any conditions, a part of this Agreement.

          1.23 "NDA" shall mean any pending or approved application or any application to be filed with respect to the Products, including any Improvements thereof, submitted or to be submitted to the FDA under the applicable food and drug law in each and any country of the Territory.

          1.24 "PATENT RIGHTS" shall mean all of each of the Licensor's and Owner's rights in the following intellectual property:

                         (a)  the Existing Patent Rights and Future Patent
     Rights;

                         (b) United States and foreign patents issued from the Existing Patent Rights or Future Patent Rights and from divisions and continuations thereof;

                         (c) claims of U.S. and foreign patents issued from the Existing Patent Rights and Future Patent Rights;

                         (d) claims of all foreign patent applications, and of the resulting patents, which are counterparts to the claims in the U.S. and foreign patents described in (a), (b) or (c) above; and

                         (e) any reissues or re-examinations of United States patents or other patents within the Territory described in (a), (b), (c) or
     (d) above.

          1.25 "PRODUCT" shall mean treatment process, pharmaceutical preparation, compound or biologic agent and any process or product or part thereof which:

                         (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in any country within the Territory; or

                         (b) is manufactured by using a process which is covered in whole or in part by any of the Patent Rights and/or Know-How in any country within the Territory in which such Licensed Process or part thereof is used or the country in which Products made through the use of such Licensed Process are used or sold; or

                         (c) is derived from the Patent Rights, Know-How or Background Technology or related thereto.

          1.26 "PRODUCT APPROVAL" means final FDA approval to market commercially the specified product for use by humans or animals.

          1.27 "PRODUCT REVENUES" for any period shall mean the sum of (i) the aggregate amount of Net Sales (excluding Combination Product Net Sales) in such period in the Field of Activity in respect of any Product and (ii) an amount equal to: (A) the aggregate amount of Net Sales in such period in the Field of Activity in respect of any Combination Product (the "Combination Product Net Sales") multiplied by (B) a fraction the numerator of which equals the fair market value of the Product (or any part thereof) included in such Combination Product and the denominator of which equals the sum of (x) the fair market value of such Product (or part thereof) and
     (y) the fair market value of such Combination Substance included in such Combination Product. For purposes of this definition, "fair market value" of any Product or product (or part thereof) shall be the list retail price of such Product or product (or part thereof sold separately or, if such Product or product (or part thereof) is not ordinarily sold separately, a value determined in the good faith business judgment of the Licensor and Holmedco. Product Revenues realized by Holmedco, its Affiliates or sublicensees within the Territory as a result of sales or trading utilizing the facilities available pursuant to the Young Initiative (FDA duly 1988) for sales of Products treating terminally ill patients, prior to United States Product Approval, shall be utilized in calculating royalties due.

          1.28 "RULES" shall have the meaning given that term in Section l 1.

          1.29 "TERRITORY" shall mean the world.

          1.30 "US. PATENT APPLICATIONS" shall have the meaning given that term in Section 4.3.

          1.31 "UNIVERSITY" means Louisiana State University.

     2.   LICENSE GRANT
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          2.1  LICENSE GRANT.  Edenland and Owner hereby jointly grant to
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     Holmedco the exclusive world rights (even as to Edenland and Owner) to all present and future Patent Rights, Know-How and the Background Technology for all uses thereunder with the right to sublicense, to make, have made, use and sell the Products and Combination Products, and to practice, modify and improve the Licensed Processes within the Field of Activity, in the Territory, all as herein provided.

          2.2  LICENSE FEES.  In consideration of the license granted in Section
               ------------
     2.1 above, Holmedco shall pay the following licensing fees:

               (a)  Payment to Licensor of $25,000 upon signing this Agreement;

               (b) Monthly payments to Licensor of $20,000 beginning on October I, 1994 and ending on February l, 1995 unless Holmedco sooner pays in full the license fee under subsection (c) of this Section 2.2;

               (c) Payment to Licensor of $1,250,000 or such lesser amount as provided in Section 3.1.

          2.3  PROGRESS REPORTS ON FUNDING.  During the first six months of this
               ---------------------------
     Agreement, Holmedco shall furnish to Edenland a written report on its progress towards the securing of the funding on a monthly basis. If during this period Owner or Licensor employees, executives or consultants are required to attend presentations or discussions by Holmedco all reasonable out-of-pocket expenses will be paid by Holmedco, such expenses to be agreed in advance.

          2.4  AGREEMENTS WITH THIRD PARTIES.  During the term of this Agreement
               -----------------------------
     Holmedco shall not enter into any agreement concerning the rights of Owner without the prior written approval of Owner provided however nothing herein shall prohibit Holmedco from entering into agreements concerning its own rights hereunder without Owner's consent, after payment of the license fees specified in Section 2.2(c) above, including the sublicensing of its rights under this Agreement.

     3.   LICENSE TERMS
          -------------

               The terms of the License Agreement, are as set out hereunder:

          3.1  $1,250,000 LICENSE FEE.  Licensing fee of U.S. One Million Two
               ----------------------
     Hundred Fifty Thousand Dollars ($1,250,000.00) to be paid not later than 28th, February, 1995; provided, however, such amount shall be reduced by all payments made by Holmedco pursuant to subsections (a) and (b) of
     Section 2.2 above. Contemporaneously with payment in full of such license fee, Edenland and Owner shall grant Holmedco a first perfected security interest in the Patent Rights and Know-How to secure Holmedco's exclusive license hereunder and the obligations of Edenland and Owner hereunder and shall execute such documents as are reasonably necessary and desirable to create and perfect such security interests.

          3.2  ROYALTIES.  Holmedco shall pay to Edenland royalties of four (4%)
               ---------
     percent which shall be calculated on the basis of Product Revenues generated through the use, lease or sale of the Products or Combination Products by or for Licensee or its sublicensees. Royalties shall not be payable on Product released by Licensee for clinical trials. Licensee may deduct from this royalty payment for Product Revenues received from any country an amount equal to any payments made to Licensor for that country under Section 3.3 below. In no event shall Licensee's payment of Development Costs to Licensor under the Development Agreement constitute the payment of royalties under this Section 3.2 or Section 3.3 below.

          3.3  ROYALTIES ON SUBLICENSES.  In the event of the sale of
               ------------------------
     sublicenses or any other third-party agreements twenty-five (25 %) percent of any fees so generated, either by monetary or other means, shall be payable to Edenland upon execution of such sale.

          3.4  LIMITATION ON ROYALTIES DUE.
               ---------------------------

               (a) From and after the fifth (5th) anniversary of the Product Approval for a particular Product and through the tenth (10th) anniversary thereof, the four percent (4%) royalty due under Section 3.2 shall be reduced to two percent (2%) for Product Revenues generated in each country where neither the Product nor the Licensed Process was ever covered in whole or in part by any issued or pending claim contained in the Patent Rights in such country; provided, however, upon the written request of Holmedco, Licensor and Holmedco shall consider in good faith further reducing such royalties based upon the then current competition in such country generated by competing pharmaceutical products and its effect on Holmedco's profitability.

               (b) No royalties shall be payable under Section 3.2 or 3.3 on Product Revenues generated from a Product sold after the tenth (10th) anniversary of the Product Approval for such Product, in each country where neither the Product nor the Licensed Process was ever covered in whole or in part by any issued or pending claim contained in the Patent Rights.

               (c) No royalties shall be payable under Section 3.2 or 3.3 on Product Revenues generated from a Product sold in each country where the Product and the Licensed Process from which such Product is made cease to be covered in whole or in part by any issued or pending claim contained in the Patent Rights in each such country.

          3.5  CONTINGENT MINIMUM ROYALTY.  Beginning on the second anniversary
               --------------------------
     of the Product Approval for any Product with projected annual revenues to Holmedco in excess of $25,000,000 (as determined in good faith by Holmedco and Edenland on an annual basis before the annual license fee is due hereunder), as a condition to retain the rights to commercially exploit the Product under this Agreement, Holmedco shall pay Licensor, within thirty
     (30) days following the anniversary date, an annual renewable (minimum guaranteed royalty) license fee of $500,000 for such Product for a period of six (6) years. The license fee shall be deducted from any royalty payments due Licensor under Sections 3.2 and 3.3 during the term of this Agreement. If Holmedco does not make the annual renewable license fee for any given year, Edenland's exclusive remedy shall be (i) to terminate Holmedco's right to make, use and sell such Product under this Agreement and (ii) to license such rights to a third party at Edenland's discretion, provided Licensor reimburses to Licensee all Development Costs paid by Licensee to Licensor in accordance with the terms of Section 5.5 of the Development Agreement.

          3.6  ROYALTY REPORTS AND PAYMENTS.  Within a period of sixty (60) days
               ----------------------------
     from the end of each quarter commencing from the first quarter after Product is sold, Holmedco shall submit to Edenland a detailed report detailing the amount of all royalties owing to Edenland during the quarter to which the report refers, including full details of the sales made by Holmedco and its sublicensees, and the considerations received by Holmedco for the granting of sublicenses under Section 3.3 above, including, but without derogating from the generality of the foregoing, sales according to countries, itemization of the Product Revenues, the currency of sale, the date of invoice, and any other detail relevant to enable the determination of the royalties payable hereunder. Holmedco shall pay at the time of each of the said reports the amount of the royalties owing to Edenland pursuant to the said report for the period of the report, reduced by the amount of any U.S. (at the federal and state level) and any other country's income tax withholding which Holmedco may be required to pay under U.S. or such other country's tax laws in respect of such royalties. Holmedco shall discuss the most appropriate methods of payment with Edenland prior to transmission of funds from countries within the Territory that may result in the deduction of withholding taxes.

          3.7  EDENLAND'S RIGHT TO INSPECT RECORDS.  Edenland or its authorized
               -----------------------------------
     representatives shall have the right from time to time (but not more than twice each calendar year) during normal business hours to inspect Holmedco's books of accounts, records and other relevant documentation insofar as they relate to the manufacture or marketing of the Products, in order to ascertain or verify the amount of royalties due to Edenland hereunder and the accuracy of the information provided to Edenland in the aforementioned reports. Holmedco's agreement with any licensees shall grant Holmedco similar inspection rights and Holmedco shall share any information received in exercising such rights with Edenland.

          3.8  ROYALTIES IN COUNTRIES PROHIBITING TRANSFER OF CURRENCY ABROAD.
               --------------------------------------------------------------
     Where royalties are due Edenland hereunder for sales of Products in a country where, by reason of currency regulations or taxes of any kind, it is impossible or illegal for Holmedco, any Affiliate or sublicensee to transfer royalty payments to Edenland for Product Revenues in that country, such royalties shall be deposited in whatever currency is allowable by the person or entity not able to make the transfer for the benefit or credit of Edenland in an accredited bank in that country that is acceptable to Edenland.

          3.9  STOCK OWNERSHIP.  Holmedco shall issue to Edenland fifteen
               ---------------
     percent (15%) of the currently outstanding shares of Holmedco's common stock. Ten percent (10%) of such equity shall be freely assignable amongst Edenland's Affiliates. Further, Holmedco shall issue one percent (l %) of the currently outstanding shares of Holmedco's Common Stock to Owner without restriction on transfer other than compliance with applicable securities laws.

          3.10 STOCK OPTION.  Holmedco shall grant Edenland the option to
               ------------
     receive payment of its royalties under the license agreement in the form of Holmedco's common stock. This option shall be limited to a maximum of five percent (5%) of Holmedco's currently outstanding shares. The option is subject to the Anti-Serum and/or vaccine developed therefrom receiving Product Approval and generating cumulative Product Revenues to Holmedco of $200,000,000. The option exercise price per share shall be the fair market value on the date such revenue milestone is achieved and the option shall have a term of five (5) years beginning from such date.

          3.11 BOARD SEAT.  Holmedco shall appoint either Leo Prendergast or
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     Patrick Prendergast, at Edenland's election, to serve on Holmedco's Board of Directors for at least a one (1) year term. Thereafter, for a period of two (2) years, Holmedco agrees to nominate, and Hollis agrees to vote for, Leo Prendergast or Patrick Prendergast, at Edenland's election, to serve on Holmedco's Board of Directors.

     4.   CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER AND
          --------------------------------------------------------------
          LICENSOR.
          --------

          4.1  EXISTING PATENT RIGHTS, KNOW-HOW AND BACKGROUND INFORMATION.
               -----------------------------------------------------------
     Edenland and Owner represent and warrant that (i) they and their Affiliates are the only persons who hold any interest in the Existing Patent Rights, Know-How and Background Technology from which the Anti-Serum has been derived, (ii) that such information is not based upon any non-public information obtained from any other person, (iii) that they are the true and first inventors of the invention described in the Existing Patent Rights, (iv) that, as of the date of this Agreement, there are no lawful grounds of objection to the grant of patents or the Existing Patent Rights,
     (v) that they have not done or omitted any act to obtain the Existing Patent Rights which would impair the validity of the Existing Patent Rights, (vi) that there are no encumbrances or liens thereon, (vii) that execution of this License Agreement and the Development Agreement is duly authorized and does not breach any agreement with any third person or entity, or any applicable law or regulation, (viii) the Existing Patent Rights cover all of the patents, patent applications and patent rights (for PP29, AFP and the vaccine) referenced in the "Patent Overview" dated August 17, 1994 provided by Licensor to Licensee, and (ix) that the Existing Patent Rights are for all uses of their invention for the arrest and therapy of human/animal retroviral infections.

          4.2  THE ANTI-SERUM.  Owner and Licenser further represent and warrant
               --------------
     that: (i) the Anti-Serum referred to in the Abstract is exclusively subject to, and has been manufactured under, the Existing Patent Rights; (ii) the claims relating to the Existing Patent Rights cover in all respects the rights to manufacture (produce), market and sell the Anti-Serum for the arrest and therapy of human/animal retroviral therapy and that no other party could manufacture (produce), market or sell the Anti-Serum for indications covered in the Patent Rights including, without limitation, HIV reactive alpha fetoprotein or cross reactive alpha fetoprotein for other retroviruses, or a significantly similar pharmaceutical agent for the same indications in the countries of the Territory covered by the Existing Patent Rights during the term of this Agreement without first seeking a license from Holmedco to do so; (iii) the Existing Patent Rights, Know-How and Background Information will allow the Licensee to make (produce), use and sell the Anti-Serum and no other party, including without limitation, the University, owns any interest in any Intellectual Property used to create the Anti-Serum, and (iv) they have no knowledge as of the date of this Agreement of any material information, not heretofore disclosed to Holmedco, relating to the safety or efficacy of the Anti-Serum.

          4.3  PATENT COUNSEL OPINION.  Within sixty (60) days of the signing of
               ----------------------
     this Agreement, Licensor shall deliver to Holmedco an opinion of Licensor's U.S. patent counsel, addressed to Holmedco, that (i) there are no lawful grounds of objection to the grant of the patent applications listed in Exhibit A; (ii) that the U.S. patent applications listed in Exhibit A ("U.S. Patent Applications") sufficiently cover the rights to manufacture (produce), market and sell the Anti-Serum in the U.S., (iii) the U.S. Patent Applications, when granted, will preclude any other party from making (producing), using or selling the Anti-Serum for indications covered in the Patent Rights including, without limitation, HIV reactive alpha fetoprotein or cross reactive alpha fetoprotein for other retroviruses, or a significantly similar pharmaceutical agent for the same indications in the U.S. without first seeking a license from Holmedco, (iv) that the AFP Anti-Serum/Vaccine foreign patents or patent applications for a particular country referenced in Exhibit A comprise a complete counterpart of the AFP Anti-Serum/Vaccine U.S. Application, (v) that the PP-29 foreign patents or patent applications for a particular country referenced in Exhibit A comprise a complete counterpart of the PP-29 U.S. Application, and (vi) that the Modified PP-29 foreign patents or patent applications for a particular country referenced in Exhibit A comprise a complete counterpart of the Modified PP-29 U.S. Application.

          4.4  COVENANT AGAINST GRANTING INTERESTS TO THIRD PARTIES.  During the
               ----------------------------------------------------
     tenn of this Agreement, neither Edenland nor Owner will grant interest in the Patent Rights, Know-How or Background Technology to any other person or entity.

          4.5  COOPERATION WITH DUE DILIGENCE INVESTIGATION.  Subject to
               --------------------------------------------
     Holmedco's payment of all reasonable out-of-pocket expenses in accordance with Section 2.3 above, Owner and Licensor shall cooperate in all respects with any due diligence review conducted in connection with any proposed financing of Holmedco.

     5.   IMPROVEMENTS
          ------------

          Holmedco and Owner and Licensor shall disclose to each other all Improvements developed or discovered by any Party, including without limitation any developmental results generated under this Agreement by Holmedco during the term of this Agreement, immediately upon the development or discovery of such Improvements or the generation of such developmental results. All Owner and Licensor Improvements shall be part of the rights licensed hereunder with no additional costs to Holmedco. Holmedco hereby grants and agrees to grant, assign, transfer and convey irrevocably to Owner all ownership interest in and to all such Improvements developed or discovered by Holmedco during the tenn of this Agreement; provided, that to the extent Owner or Licensor is remunerated by third parties in respect of such Improvements made by Holmedco or its sublicensees, Holmedco shall be the Party receiving such remuneration. Nothing in this Agreement shall in any way affect the full and absolute ownership of Owner with regard to the Patent Rights, Know-How and Background Technology of Edenland and Holmedco acknowledges that Owner has the full right, title and interest in the ownership of the said Patent Right, Know-How and Background Technology subject to the assigned portions granted to Edenland.

     6.   REGULATORY AFFAIRS
          ------------------

          6.1  OVERSIGHT OF REGULATION MATTERS.  Holmedco shall be responsible
               -------------------------------
     for regulatory activities necessary for the development of the Products, in each country in the Territory. Within a reasonable period after Holmedco obtains financing of at least $10,000,000 U.S., Holmedco and Owner shall interview prospective FDA consultants and shall engage the topchoice consultant as soon as possible.

          6.2  LICENSOR AND OWNER SUPPORT OF REGULATING ACTIVITIES.  Licensor
               ---------------------------------------------------
     and Owner shall support, where it is possible, the regulatory activities of Holmedco in all relevant countries in the Territory. At all times during the term of this Agreement, the Licensor and Owner and Holmedco shall each promptly after learning thereof notify the other in writing of any serious or unexpected adverse reactions or side effects with respect to the Products.

          6.3  IND APPLICATIONS AND NDA'S.  Holmedco shall file all new IND
               --------------------------
     applications and NDA's in its own name. Upon the termination of this agreement the ownership of Holmedco's IND applications and grants shall become the property of Licensor. During and after the term of this Agreement, the NDA's concerning the Products shall remain the property of Holmedco. The Parties shall make joint announcements of all rND and NDA approvals on the Products. Owner and Edenland will get full credit in all publications for the invention, and will be kept fully involved in the development, of any Product.

          6.4  REPORTING OF ADVERSE REACTIONS.  Holmedco and Licensor shall
               ------------------------------
     comply in each country of the Territory with a common adverse reaction reporting system to be agreed between the Parties and, if required, the more stringent of the adverse reaction reporting requirements of: (a) the U.S. Food and Drug Administration; or (b) the Food and Drug Law of the relevant country.

     7.   INTELLECTUAL PROPERTY
          ---------------------

          7.1  OWNERSHIP.  Owner shall have and retain ownership of and title to
               ---------
     all intellectual property rights in all inventions and discoveries (except for inventions and discoveries which are independently developed by Holmedco and not derived from or based on the Patent Rights and Know-How or other intellectual property of Owner or the Licensor) relating to the Products, Licensed Processes or Improvements, including without limitation patents and other intellectual property relating to the Products, Licensed Processes or Improvements, which are made, conceived, reduced to practice or generated by the Parties or their respective affiliates, including employees, agents and other representatives or contractors, in the course of work performed under this Agreement and/or any other agreements between the Parties relating to the Products or the Licensed Processes; provided, however, Holmedco shall be the sole owner of all trademarks or service marks arising from marketing and sale of the Products or any services related thereto and shall have sole discretion for the naming of any Products or related services. The Parties acknowledge that Holmedco reserves certain rights under Section 5 above in the Improvements and under
     Section 9.3 below in the Know-How, Background Technology and Improvements (excluding Patent Rights).

          7.2  PATENT PROSECUTION FOR EXISTING PATENT RIGHTS.  Subject only to
               ---------------------------------------------
     the assignments between Owner and Edenland, Owner shall have the exclusive right and obligation to prepare, file, prosecute and maintain all patent applications and patents relating to the Products, Licensed Processes, Know-How, Background Technology or Improvements. New patent applications (to be paid for by Licensee) shall be filed in such countries as shall be mutually agreed upon in good faith by Edenland and Holmedco; Licensor and Owner shall be free to file patent applications and prosecute patents in countries not agreed to with Licensee at Licensor's or Owner's sole expense (it being understood by the Parties that the rights arising therefrom shall be considered Patent Rights under this Agreement). In determining where and when new patent applications shall be filed, Edenland and Holmedco shall consider (i) the size and profitability to Holmedco of market segments that will be covered by the Patent Rights in a particular country,
     (ii) the degree to which such protection sufficiently precludes Holmedco's competitors from making, using or selling a product similar to the Product to be covered by the Patent Rights in such country, (iii) Holmedco's international plans for marketing and distributing the Product, and (iv) the general commercial standards in the pharmaceutical industry for determining in which countries to seek patent protection. Edenland agrees to keep Holmedco fully informed at all levels of the patent application process and, if reasonably requested by Holmedco, to withdraw or cease prosecuting a patent application in a particular country unless Licensor or Owner is willing to continue such patent prosecution at its sole expense. If Licensor has not, within ninety (90) days after the written request of Holmedco, prepared and filed a patent application in a country where Edenland and Holmedco have agreed that an application shall be filed, then Holmedco shall be entitled to prepare, file, prosecute and maintain such patent applications and patents and Licensor and Owner shall cooperate fully with Holmedco in connection therewith and execute all necessary documents. Holmedco shall provide reasonable assistance to Owner to facilitate the filing and maintenance of all such patent applications and patents, and shall execute all documents which Owner deems necessary or desirable therefore. Without prejudice to the above, all applications for patents shall be drafted by a patent attorney nominated by Holmedco. Prior to lodgment all patent applications shall be subject to review by patent agents nominated by Edenland. The reasonable expenses of the patent agents, as well as patent renewal and other maintenance fees, shall be discharged by the Licensee.

          7.3  CERTAIN INTELLECTUAL PROPERTY.  Subject to Section 7.1 above,
               -----------------------------
     Edenland and Owner and Holmedco shall retain their rights to all intellectual property rights in its own logos or name and other intellectual property used in the development of the Products and Licensed Processes, except as otherwise provided herein.

          7.4  THIRD PARTY INFRINGEMENT.
               ------------------------

               (a) Each Party shall promptly report in writing to each other Party during the term of this Agreement any (i) known infringement or suspected infringement of any of the Patent Rights, or (ii) unauthorized use or misappropriation of Know-How or Background Technology by a third party of which it becomes aware, and shall provide each other Party with all available evidence support said infringement, suspected infringement or unauthorized use or misappropriation.

               (b) Except as provided in Section 7.4(d) below, Holmedco shall have the right to initiate an infringement or other appropriate suit anywhere in the world against any third party who at any time has infringed, or is suspected of infringing, any of the Patent Rights or of using without proper authorization all or any portion of the Know-How or Background Technology. Holmedco shall give Edenland sufficient advance notice of its intent to file said suit and the reasons therefore, and shall provide Edenland with an opportunity to make suggestions and comments regarding such suit. Holmedco shall keep Edenland promptly informed, and shall from time to time consult with Edenland regarding the status of any such suit and shall provide Edenland with copies of all documents filed in, and all written communications relating to, such suit.

               (c) Holmedco shall have the sole and exclusive right to select counsel for any suit referred to in subsection (b) above and shall pay all expenses of the suit, including without limitation attorneys' fees and court costs but shall be entitled to receive and retain any damages, royalties, settlement fees or other consideration (collectively, "Infringement Proceeds"); provided, however, Holmedco shall remit to Edenland such portion of the Infringement Proceeds as Holmedco and Edenland may agree upon in light of Edenland's royalty rights under this Agreement or, if they cannot agree on an amount, such amount as determined by the arbitrator under Section 11 below. If necessary, Edenland shall be joined as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. Edenland shall offer reasonable assistance to Holmedco in connection therewith at no charge to Holmedco except for reimbursement of reasonable out-of-pocket expenses, including salaries of Edenland personnel, incurred in rendering such assistance. Edenland shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Holmedco shall not settle any such suit involving rights of Edenland without obtaining the prior written consent of Edenland which consent shall not be unreasonably withheld.

               (d) In the event that Holmedco elects not to initiate an infringement or other appropriate suit pursuant to subsection (b) above, Holmedco shall promptly advise Edenland of its intent not to initiate such suit, and Edenland shall have the right, at the expense of Edenland, of initiating an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any of the Patent Rights or of using without proper authorization all or any portion of the Know-How or Background Technology. In exercising its rights pursuant to this subsection (d), Edenland shall have the sole and exclusive right to select counsel and shall pay all expenses of the suit, including without limitation attorneys' fees and court costs, and shall be entitled to receive and retain the Infringement Proceeds; provided, however, Edenland shall remit to Holmedco such portion of the Infringement Proceeds as Holmedco and Edenland may agree upon in light of Holmedco's exclusive license rights under this Agreement or, if they cannot agree on an amount, such amount as determined by the arbitrator under Section 11 below. If necessary, Holmedco shall be joined as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as a result of being named party to the suit. At Edenland's request, Holmedco shall offer reasonable assistance to Edenland in connection therewith at no charge to Edenland except for reimbursement of reasonable out-of-pocket expenses, including salaries of Holmedco's personnel, incurred in rendering such assistance. Holmedco shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

     8.   EXCHANGE AND USE OF DATA
          ------------------------

          8.1  DEVELOPMENT DATA.  Each Party and its Affiliates shall provide
               ----------------
     the other Parties with access to and (upon request) copies of all information and data generated by it in connection with the development of the Products or Combination Products, including without limitation all information and data regarding Improvements and all information and data filed with the U.S. FDA and all other applicable regulatory agencies in the Territory, and each Party shall have the unrestricted right free of charge to utilize the information and data or any portion thereof for any purpose under this Agreement in its sole discretion.

          8.2  STUDIES.  Each Party shall make available to the other Parties
               -------
     all information and data relating to the unpublished or not-yet-published studies on the Products or Licensed Processes at least four weeks prior to any use of such information or data for marketing purposes. If data becomes available which is required to be utilized immediately in order to maintain commercial and scientific advantage a waiver from this Section must be obtained in writing prior to the use of the said data.

          8.3  IMPROVEMENTS.  All parties shall have the unrestricted right to
               ------------
     use all information and data generated by the other relating to the Products or Licensed Processes as set forth under Section 5 at no cost within the Territory.

          8.4  PUBLICATIONS.  No Party shall submit for written or oral
               ------------
     publication any proprietary data or other proprietary information in violation of Section 8.5 below. To ensure compliance with the provisions of this Section 8.4, the Party proposing to submit such publication shall provide the other Parties a reasonable opportunity to review the proposed submission prior to its publication. Notwithstanding the above, the Owner has made all Parties to this Agreement aware of both a substantial autobiography contract with Transworld Publishers and a BBC Documentary concerning his research work in relation to HIV. In the course of completing the above two contracts, the Owner will keep all Parties informed of developments; however, Owner is not in a position, due to his signed contract's with the Publishers and the BBC, to allow the other parties to this License Agreement the opportunity to review the autobiography or film prior to either publication. Access for filming and interviews will be required during patient testing at test sites. No proprietary information will be disclosed by Owner. The Owner is at present in negotiations concerning film rights to the above autobiography.

          8.5  CONFIDENTIAL INFORMATION.  During the term of this Agreement and
               ------------------------
     for five (5) years thereafter, no Party shall, without the specific written consent of all parties, disclose to any other person (except disclosures required by law and disclosures to Affiliates and third persons workings as outside contractors to such Party under confidentiality obligations consistent with those set forth in this Section 8.5) any confidential information or trade secret concerning the Products or Licensed Processes (including the Know-How and Background Technology) or another Party's business that is subject to, or obtained or developed in the course of performing, this Agreement unless such information: (a) was or becomes public through no fault of the receiving Party; (b) was, at the time of receipt, already in the receiving Party's possession as evidenced by written records; or (c) was obtained from a third party legally entitled to use and disclose the same. Upon termination of this Agreement, each Party shall forthwith return to the appropriate other Party all physical manifestations of any confidential information or trade secrets in its possession or control which are owned or assigned by such other Party except as otherwise provided in Section 9.3 below.

     9.   TERM AND TERMINATION
          --------------------

          9.1  TERM.  This Agreement shall remain in effect, unless sooner
               ----
     terminated as set forth in Section 9.2 below, until the later of (a) the expiration of the last to expire Patent Right and (b) ten (10) years from the date of the first commercial sale of the Products by Holmedco hereunder.

          9.2  TERMINATION.
               ------------

               (a) This Agreement shall automatically terminate with regard to a specific Product if that Product is permanently and completely withdrawn from all markets in the Territory for serious adverse health or safety reasons.

               (b) Licensor may terminate this Agreement immediately upon written notice if, at any time, Holmedco shall be involved in financial difficulties as exclusively evidenced by the filing in any court pursuant to any statute of the United States or of any individual state or foreign country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Licensee or of its assets; or if Holmedco proposes a written agreement of composition for extension of its debts; or if Holmedco shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; or if Holmedco shall propose or be a party to any dissolution or liquidation, or if Holmedco shall make an assignment for the benefit of its creditors.

               (c) In the event either of Edenland or Owner materially breaches any term or provision of this Agreement, Holmedco may and, in the event Holmedco materially breaches any term or provision of this Agreement, either of Edenland or Owner may, terminate this Agreement thirty (30) days after giving the breaching Party written notice of such breach, unless: (i) the breaching Party cures the breach within such 30-day period; or (ii) if a cure cannot reasonably be effected within such 30-day period, the breaching Party commences the cure of such breach within such 30-day period and diligently prosecutes such cure to completion. This thirty (30) day cure period shall not apply to a breach by Holmedco to meet the terms of
     Section 3.1 of this Agreement; provided, however, no arbitration or legal recourse shall be available to Holmedco or Edenland as a result of Holmedco's inability to meet the conditions under Section 3.1 or this Agreement.

          9.3  RIGHTS AND DUTIES UPON TERMINATION.  The following Sections shall
               ----------------------------------
     survive termination of this Agreement: Sections 5, 7.1, 7.3, 9.3, 10, 11, and 13.1 through 13.10, inclusive. Further, upon termination of this Agreement by Edenland or Owner pursuant to Sections 9.2(b) or 9.2(c) or
     Section 12 below, Holmedco shall return to each of Edenland and Owner all of its respective Intellectual Property received by Holmedco, as well as all information generated by any Party in the course of its performance hereunder, including any Patent Rights, Know-How, Improvements, development studies and other information generated or developed in the course of performance of this Agreement (except for information which if independently developed by Holmedco and not derived from or based on the Patent Rights, Know-How or other Intellectual Property of either of Licensor or Owner and except for any trademarks or service marks relating to the Products or services related thereto which shall be owned solely by Holmedco). Upon such termination and return of Intellectual Property and other information, Holmedco shall have no further rights to or interest in the Patent Rights, Know-How, Improvements, the Products, the Licensed Processes, or the IND's granted. If this Agreement expires naturally within the complete Territory in accordance with its tenn as provided in
     Section 9.1, Holmedco is hereby granted a non-exclusive perpetual license to use the Know-How, Background Technology and Improvements (excluding Patent Rights).

     10.  INDEMNIFICATION
          ---------------

          10.1 BREACH OF REPRESENTATION, WARRANTY OR COVENANT; ACTS AND
               --------------------------------------------------------
     OMISSIONS: INFRINGEMENT.  Edenland and Owner shall indemnify Holmedco and
     -----------------------
     its Affiliates and Holmedco shall indemnify Edenland and Owner against any and all claims, suits, actions or threats of action, liabilities, settlement amounts, damages, expenses or costs of any kind whatsoever, including without limitation reasonable attorneys' fees and costs (collectively "Damages"), which result from or arise out of (a) any inaccuracy of a representation, or breach of a warranty, made by the indemnifying Party under this Agreement, (b) the indemnifying Party's failure to perform any covenant which it is required to perform under this Agreement, and (c) intentional or grossly negligent actions or omissions, misconduct or wrongdoing by the indemnifying Party, its Affiliates or their agents in its performance under this Agreement. In addition, Edenland and Owner shall indemnify Holmedco and its Affiliates from any and all third party claims arising from the Patent Rights, Know-How, and Background Technology, including without limitation, any claims that they infringe upon any rights of third persons. The indemnification provisions of this
     Section 10.1 shall also cover the indemnified Party's directors, officers, employees and other agents that may suffer any Damages. Owner and Licensor agree that the indemnification provisions of this Section 10.1 shall not apply to any failure by Holmedco to make the payments under Section 2.2 hereof and that Owner's and Licensor's exclusive remedy for such failure shall be the right to terminate this Agreement in accordance with Section 9.2(c).

          10.2 THIRD PARTY CLAIMS.  Upon receiving notice of any claim or suit
               ------------------
     under Section 10 above, the indemnified Party shall immediately notify the indemnifying Party and shall allow the indemnifying Party and/or its insurer the opportunity to assume direction and control of the defense of such claim, including without limitation the settlement thereof at the sole option of the indemnifying Party or its insurer. The indemnified Party agrees to co-operate with the indemnifying Party in the conduct of any negotiations, dispute resolution or litigation of any such claim or suit; and the indemnifying Party shall inform the indemnified Party of the progress of the claim or suit at such time and in such manner as is reasonable under the circumstances. Notwithstanding anything to the contrary herein, Edenland or Owner, if it is the indemnified Party, shall at all times have the right to assume the loss and expense of any litigation relating to the Products or Licensed Processes and thereby control the contest and defense thereof.

          10.3 INSURANCE.  To the extent each party may have such insurance, for
               ---------
     the applicable term and of this Agreement, each Party agrees to make the other Party a named insured under its product liability insurance and clinical trial/malpractice insurance.

     11.  ARBITRATION
          -----------

          The parties to any dispute or controversy arising out of, in connection with or relating to this Agreement, its negotiation, performance or breach, shall attempt to resolve any such dispute in an amicable manner, failing which the Parties shall submit the same to arbitration. The arbitration panel shall consist of one arbitrator and shall be formed in accordance with the Rules for Commercial Arbitration of the American Arbitration Association then obtaining (the "Rules"). The arbitration shall be held in the State of Washington pursuant to the Rules, and the award shall be rendered in such form that judgment may be entered thereon in the highest court of any forum, state, federal or foreign, having jurisdiction. In making its award, the arbitrator shall be guided, in descending order of priority, by the terms of this Agreement, the usages of the trade in the business in which Edenland, Owner and Holmedco are engaged and what is just and equitable under the circumstances. The cost of such arbitration shall be borne by the party against which an award is rendered in the arbitration proceeding or as the arbitrator may determine. Notwithstanding anything to the contrary contained herein, either party may apply to a court of competent jurisdiction for equitable relief for any breach or threatened breach of this Agreement, including but not limited to restraining orders and affirmative injunctive relief, and for ancillary orders in aid of the arbitrator.

     12.  FORCE MAJEURE
          -------------

          Neither Party shall be liable for failure to perform any activities hereunder if such failure is due to a cause beyond the reasonable control of such Party, including without limitation, strikes, lockouts or other labor disturbances, riots, floods, fires, accidents, wards, embargoes, delays of carriers, inability to obtain materials from sources of supply, acts, or injunctions (each a "Force Majeure Event"). Upon the occurrence of any Force Majeure Event, the Party whose performance is affected shall immediately given written notice of such Force Majeure Event to the other Party, and shall thereafter exert all reasonable efforts to overcome such Force Majeure Event and resume performance of this Agreement. If, despite such efforts the Party is unable to perform six (6) months following notification given hereunder, then the other Party may terminate this Agreement.

     13.  MISCELLANEOUS
          -------------

          13.1 ASSIGNMENT.  Except as provided above, no Party may assign this
               ----------
     Agreement except upon prior written consent of the Owner. Notwithstanding the foregoing, any Party may assign its rights and obligations to an Affiliate upon 30 days prior written notice of such assignment to the other parties, although no such assignment shall relieve the Party of its primary responsibility for performance hereunder. Licensor shall not be permitted to make any, complete or partial, assignment of this Agreement for the benefit of Licensor's creditors.

          13.2 WAIVER.  The failure of any Party hereto at any time to acquire
               ------
     performance by another Party of any provision of this Agreement shall not affect the right of such Party to require future performance of that provision. Any waiver by any Party of any breach of any provision of this Agreement must be in writing to be effective and shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

          13.3 GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
     in accordance with the laws of the State of Washington, U.S.A.

          13.4 ENTIRE AGREEMENT.  This Agreement and any other written
               ----------------
     agreements between the Parties signed on or after the date hereof and relating to the subject matter hereof constitute the entire understanding of the Parties hereto and supersede all previous agreements between the Parties with respect to the matters contained herein. No modifications of this Agreement shall be binding upon any Party unless approved in writing by an authorized representative of each of the Parties.

          13.5 PARTIAL INVALIDITY.  In case any one or more of the provisions
               ------------------
     contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transaction contemplated herein to be impossible.

          13.6 EFFECTIVENESS.  This Agreement shall become effective immediately
               -------------
     upon execution and delivery by the Parties.

          13.7 EXECUTION IN COUNTERPARTS.  This Agreement may be executed in one
               -------------------------
     or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

          13.8 BUY-OUT.  In the event Holmedco is acquired by merger, asset
               -------
     acquisition or stock acquisition, Holmedco shall take all steps necessary to ensure the acquirer assumes the obligations of Licensee under the license agreement. In the event Edenland is acquired by merger, asset acquisition or stock acquisition, Edenland shall take all steps necessary to ensure the acquirer assumes the obligations of Edenland under the license agreement.

          13.9 SET-OFF.  In the event any Party is owed any sums which are not
               -------
     paid when due under this Agreement, the Development Agreement or any other agreement or note between the parties, such Party may set-off such amounts against any payments due the other Party hereunder.

          13.10     NOTICES.  Except as otherwise provided herein, any notice or
                    --------
     other communications sent or delivered hereunder shall be in writing and shall be effective if hand-delivered or if sent by certified or registered mail or postage prepaid or by international courier service:

     To Edenland:        Edenland Inc.
     -----------
                         Baybush, Straffan
                         County Kildare, Ireland
                         Attention: Mr. Leo J. Prendergast
                         Telephone: 353-1-6272636
                         Telecopier: 353-1-6272703

     To Owner:           Patrick T. Prendergast
     --------
                         Baybush, Straffan
                         County Kildare, Ireland
                         Telephone: 353-1-6272636
                         Telecopier: 353-1-6272703

     To Holmedco:        Holmedco Pharmaceuticals Corporation
     -----------
                         3807 NW 127th Circle
                         Vancouver WA 98686
                         Attention: Richard B. Hollis, Chairman and CEO
                         Telephone: 206-573-2489
                         Telecopier: 206-573-2489

     or to such address as any Party shall hereafter designate by notice to the other Parties. A notice shall be deemed to have been given on the date of receipt by the Party.

          13.11     INTELLECTUAL PROPERTY OF OWNER'S SPOUSE.  The Parties
                    ---------------------------------------
     acknowledge that Owner's spouse is also a microbiologist. The Parties further acknowledge and agree that nothing in this Agreement is intended to confer to any Party an interest in any of the intellectual property rights of Owner's spouse that relate to her cancer research projects or any other project unrelated to the development of the Products.

          IN WITNESS WHEREOF, the Parties have caused this License Agreement to be signed by their duly authorized representatives as of the day and year first above written.


     "LICENSEE"                              "LICENSOR"

     HOLMEDCO PHARMACEUTICALS                EDENLAND INC.
       CORPORATION


     BY:  /s/ Richard B. Hollis              BY:  /s/ Leo Prendergast
          ------------------------------          ------------------------------

     ITS:  Chairman & CEO                    ITS:  Secretary/Director
          ------------------------------          ------------------------------


                                              Only for Purposes of Section
                                              3.11 of this Agreement


     "OWNER"                                 "HOLLIS"

      /s/ Patrick T. Prendergast              /s/ Richard B. Hollis
     ------------------------------------    -----------------------------------
     PATRICK T. PRENDERGAST

                                      EXHIBIT A
                                      ---------

                            PATENTS AND PATENT APPLICATION
                            ------------------------------

      ===================================================================
                                                      PATENT NO.
             COUNTRY               STATUS           APPLICATION NO.
      -------------------------------------------------------------------
                         1.  AFP ANTI-SERUM/VACCINE
      -------------------------------------------------------------------
      Aripo                 Pending              AP/P/91-00309
      -------------------------------------------------------------------
      Australia             Pending              81268/91
      -------------------------------------------------------------------
      Bolivia               Pending              Not Yet Assigned
      -------------------------------------------------------------------
      Canada                Pending              2,047,61B
      -------------------------------------------------------------------
      Europe                Pending              91 112 320.6-2116
      -------------------------------------------------------------------
      Honduras              Pending              Not Yet Assigned
      -------------------------------------------------------------------
      Ireland               Pending              1427/90
      -------------------------------------------------------------------
      Ireland               Pending              940256
      -------------------------------------------------------------------
      Oapi                  Pending              PV.60045
      -------------------------------------------------------------------
      U.S.                  Pending              08/007,128 (CIP of
                                                 07/734,567)
      -------------------------------------------------------------------
      U.S.                  Pending              07/734,567
      -------------------------------------------------------------------
                                 2.  PP-29
      -------------------------------------------------------------------
      Australia             Accepted             636,574
      -------------------------------------------------------------------
      Canada                Pending              609,342
      -------------------------------------------------------------------
      Europe                Pending              89 115 606.9-2107
      -------------------------------------------------------------------
      Ireland               Pending              2585/88
      -------------------------------------------------------------------
      Israel                Pending              91415
      -------------------------------------------------------------------
      Japan                 Pending              220158/89
      -------------------------------------------------------------------
      Oapi                  Pending              PV 59631
      -------------------------------------------------------------------
      Philippines           Pending              39145
      -------------------------------------------------------------------
      South Africa          Patented             89/06450
      -------------------------------------------------------------------
      South Korea           Pending              12173/89
      -------------------------------------------------------------------
      U.S.                  Pending              08/026,196
      -------------------------------------------------------------------
                             3.  MODIFIED PP-29
      -------------------------------------------------------------------
      Aripo                 Pending              AP/P/91-00316
      -------------------------------------------------------------------
      Australia             Pending              79204/91
      -------------------------------------------------------------------
      Bolivia               Pending              Not Yet Assigned
      -------------------------------------------------------------------
      Canada                Pending              462,621
      -------------------------------------------------------------------
      Europe                Pending              91 110263.0-2107
      -------------------------------------------------------------------
      Honduras              Pending              Not Yet Assigned
      -------------------------------------------------------------------
      Ireland               Pending              2244/90
      -------------------------------------------------------------------
      Oapi                  Pending              PV.60024
      -------------------------------------------------------------------
      Philippines           Pending              42669
      -------------------------------------------------------------------
      U.S.                  Allowed              07/719,017
      ===================================================================

                                  AMENDMENT NO. 1 TO
                                  LICENSE AGREEMENT


          This Amendment is made as of this 5th day of February 1995, by and between EDENLAND, lNC, a Delaware corporation ("Edenland" or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC, a Delaware corporation (formerly Holmedco Pharmaceuticals Corporation) (the "Hollis-Eden").

                                 W I T N E S S E T H:
                                 --------------------

          WHEREAS, Licensor, Owner and Hollis-Eden are parties to that certain License Agreement dated August 25, 1994 ("Agreement").

          WHEREAS, Licensor, Owner and Hollis-Eden desire to amend the Agreement in the manner set forth herein.

          NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

          1. In consideration of Licensor entering into this Amendment, Hollis-Eden shall issue Licensor a five year Warrant to purchase up to 100,000 shares of Hollis-Eden's Common Stock (after the reverse stock split contemplated by Hollis-Eden to reduce the total outstanding shares of Hollis-Eden's Common Stock from 15,000,000 to 9,000,000) at an exercise price of $6.00 per share. Licensor shall also be granted the same SEC registration rights (to give Licensor more flexibility in its ability to sell any shares purchased after exercise of such Warrant) granted to the investors in Hollis-Eden's first round of equity financing.

          2. Subsection (c) of Section 2.2 is hereby deleted and replaced with the following subsection (c):

               "(c) Payment to Licensor of U.S. $572.000 as provided in Section 3.1."

          3. The first sentence (including the proviso) of Section 3. 1 of the Agreement is hereby deleted in its entirety and replaced with the following first sentence:

               "Licensing fee of U.S. Five Hundred Seventy Two Thousand Dollars ($572,000) to be paid as follows: One Hundred Fifty Thousand Dollars ($150,000) due on February 15, 1995 and payable no later than February 28, 1995, Three Hundred Thousand ($300,000) due and payable on February 28, 1995 and the remaining One Hundred Twenty Two Thousand Dollars ($122,000) due on March 15, 1995 and payable no later than March 31, 1995.

          4. The parties agree that the Anti-Serum shall cease to be a Product subject to the License Agreement if Hollis-Eden has not contributed at least U.S. $3,000,000 to the development of the Anti-Serum in accordance with the terms and conditions of Section 5.2 of the Development Agreement, as amended by Amendment No. 1 to such agreement.

          5. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.

          IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.



     "Hollis-Eden"                           "Edenland" or "Licensor"

     HOLLIS-EDEN, INC                        EDENLAND, INC.


     By: /s/ Richard B. Hollis               By: /s/ Leo Prendergast
        ---------------------------------       --------------------------------

     Its:  CEO                               Its:  Director
         ---------------------------------       -------------------------------


     "Owner"

      /s/ Patrick T. Prendergast
     ------------------------------------
     PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 2 TO
                                  LICENSE AGREEMENT


               This Amendment is made as of this 28th day of February 1995, by and between EDENLAND, INC., a Delaware corporation ("Edenland" or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco
     Pharmaceuticals Corporation) ("Hollis-Eden").


                                 W I T N E S S E T H:
                                 -------------------


               WHEREAS, Licensor, Owner and Hollis-Eden are parties to that certain License Agreement dated August 25, 1994, as amended by that certain Amendment No. 1 to License Agreement dated February 5, 1995 ("Agreement");

               WHEREAS, Licensor, Owner and Hollis-Eden desire to amend the Agreement in the manner set forth herein;

               NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

          1. It is a condition precedent to the effectiveness of this Amendment that the payment per Section 2.2(b) which became payable on February 1, 1995 be transmitted to Licensor's account no later than February 28, 1995. Failure to make this payment shall invalidate this Amendment which facilitates an extension, as outlined in Section 3, to the termination of the Agreement.

          2. In consideration of Licensor entering into this Amendment, Hollis-Eden shall immediately issue to Licensor One Hundred Thousand (100,000) shares of Hollis-Eden's Common Stock.

          3. The first sentence (including the proviso) of Section 3.1 of the Agreement . is hereby deleted in its entirety and replaced with the following first sentence:

               "Licensing fee of U.S. Five Hundred Seventy Two
               Thousand Dollars ($572,000) payable on or before March
               17, 1995."

          4. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.

          IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.


     "Hollis-Eden"                           "Edenland" or "Licensor"

     HOLLIS-EDEN, INC.                       EDENLAND, INC.


     By: /s/ Richard B. Hollis               By: /s/ Leo Prendergast
        ---------------------------------       --------------------------------

     Its:  CEO                               Its:  Director
         --------------------------------        -------------------------------


     "Owner"

      /s/ Patrick T. Prendergast
     ------------------------------------
     PATRICK T. PRENDERGAST

                                   AMENDMENT NO. 3
                                 TO LICENSE AGREEMENT

          This Amendment is made to be effective as of the 17th day of March 1995, by and between EDENLAND, INC., a Delaware corporation ("Edenland" or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco
     Pharmaceuticals Corporation) ("Hollis-Eden").

                                 W I T N E S S E T H:
                                 --------------------

          WHEREAS, Licensor, Owner and Hollis-Eden are parties to that certain License Agreement dated August 25, 1994, as amended by that certain Amendment No. 1 to License Agreement dated February 5, 1995 and that certain Amendment No. 2 to License Agreement dated February 28, 1995 (as amended, the "Agreement");

          WHEREAS, Licensor, Owner and Hollis-Eden desire to amend the Agreement in the manner set forth herein;

          NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

          1. It is a condition precedent to the effectiveness of this Amendment that the U.S. $125,000 payment per Section 3.1 of the Agreement, as amended below, be transmitted to the account of Licensor no later than March 27th, 1995. Failure to make this payment shall invalidate this Amendment. The parties providing the said funding shall confirm in writing to Licensor their agreement to wire transfer said funds not later than March 26th 1995.

          2. The first sentence of Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following first sentence:

               "Licensing fee of U.S. Five Hundred Seventy Two
               Thousand Dollars ($572,000) payable as follows: U.S. $125,000 on or before March 27th, 1995 and the remaining U.S. $447,000 is due and payable as per
               Section 3 of Amendment No. 3 to the Colthurst, License Agreement dated 17th, March, 1995."

          3. Hollis-Eden shall make any necessary payments, commencing as soon as working capital is available to Hollis-Eden but not later than August 1995, due per clause 7.2 of the Edenland License Agreement in order to protect the World Patent Rights granted to Hollis-Eden per the said Agreement. These payments shall be in the order of $5,000 per month and shall not be deductible from the fees payable under
          Section 2 above.


          4. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. The conditions of this Amendment shall become part of the original Agreement and its Terms.

          IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

     "Hollis-Eden"                           "Edenland" or "Licensor"


     By /s/ Richard B. Hollis                By /s/ Leo Prendergast
       ----------------------------------      ---------------------------------

     Its  CEO                                Its  Director
        ----------------------------------      --------------------------------


     "Owner"

      /s/ Patrick T. Prendergast
     ------------------------------------
     PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 4 TO
                                  LICENSE AGREEMENT

          This Amendment is made to be effective as of the    day of August,
     1995, by and between EDENLAND, INC., a Delaware corporation ("Edenland" or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco Pharmaceuticals Corporation)("Hollis-Eden").

                                 W I T N E S S E T H:
                                 --------------------

          WHEREAS, Licensor, Owner and Hollis-Eden desire to amend the Agreement in the manner set forth herein;

          NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

          1. Section 3.1 of the Edenland Agreement is hereby replaced with the following:

               "The Licensing Fee requirements of the Edenland
               Agreement shall be satisfied by payment of the fees due per Section 3.1 Amendment No. 5 of the Colthurst
               Agreement."

          2. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. The conditions of this Amendment shall become part of the original Agreement and its Terms.


          IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.


     "Hollis-Eden"                           "Edenland" or "Licensor"

     By: /s/ Richard B. Hollis               By: /s/ Leo Prendergast
        ---------------------------------       --------------------------------

     Its:  CEO                               Its:  Director
         ---------------------------------       -------------------------------

     "Owner"

      /s/ Patrick T. Prendergast
     ------------------------------------
     PATRICK T. PRENDERGAST